UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025
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Miami International Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-42805	26-1482385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7 Roszel Road, Suite 1A Princeton, New Jersey 08540
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (609) 897-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	MIAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.
 On August 18, 2025, Miami International Holdings, Inc. (the “Company”) terminated the Loan Agreement (as amended, the “2029 Senior Secured Loan Agreement”) with Skylight Aggregator, L.P., an affiliate of Warburg Pincus, in its capacity as the initial lender and administrative agent.  The amount repaid by the Company included $178.5 million of outstanding indebtedness plus accrued and unpaid interest, the related premium, and fees. As a result of the termination, all credit commitments under the 2029 Senior Secured Loan Agreement were terminated and all security interests and guarantees executed in connection with the 2029 Senior Secured Loan Agreement were released.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2025
Miami International Holdings, Inc.

By: /s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman and Chief Executive Office